EXHIBIT 23
Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-111490), Form S-4 (No. 333-111590) and on Form S-8 (No. 333-122877) of Royal Gold, Inc. of our report dated August 19, 2005, relating to the consolidated financial statements, Management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/PricewaterhouseCoopers LLP PricewaterhouseCoopers LLP
Denver, Colorado
August 29, 2005